Exhibit 5.2



                       Revised Opinion of Pensley & Fugler

                                PENSLEY & FUGLER
                                Counselors at Law

                                       November 12, 1996


American Bio Medica, Inc.
105 Simons Road,
Ancramdale, New York

                                 Re:  Registration Statement on Form 10-SB

Gentlemen:

     We refer to the registration statement on Form 10-SB (the "Registration Statement") of American Bio Medica Corporation, a New corporation (the
"Company"), which was delivered for filing to the Securities and Exchange Commission by hand delivery on July 19, 1996, relating to registration of 10,814,561 common shares, $.01 par value each, ("Common Shares") issued pursuant to Regulation D to the Securities Act of 1933, as amended.

     We have reviewed such documents and records as we have deemed necessary to enable us to express an informed opinion on the matters covered thereby and we are of the opinion that:

     (i) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of New York; and

     (ii) The Common Shares which have been issued have been duly authorized and are validly issued, fully paid and nonassessable.




                                       Very truly yours,
                                       Pensley & Fugler


                                       By: s/Joel Pensley
                                           --------------
                                           Joel Pensley




                                  2067 Broadway
                            New York, New York 10023
                      Phone: 212-595-4955 Fax: 212-595-4966